UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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SOUTHEASTERN BANKING CORPORATION

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SOUTHEASTERN BANKING CORPORATION

1010 North Way Street

Darien, Georgia 31305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

Southeastern Banking Corporation:

The Annual Meeting of Shareholders (the “Meeting”) of Southeastern Banking Corporation (the “Company”) will be held at Southeastern Bank, 15 Trade Street, Brunswick, Georgia 31525, on Wednesday, May 14, 2008 at 3:00 p.m. local time, for the following purposes:

1)	To elect six directors to serve for one year terms expiring at the next Annual Meeting of Shareholders in 2009;

2)	To set the Board of Directors (the “Board”) at a nine member maximum with three to remain vacant until the elected Board deems it in the Company’s best interest to fill one or more of such vacancies;

3)	To approve the appointment of independent auditors by the Audit Committee for the fiscal year 2008; and

4)	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Only shareholders of record at the close of business on April 2, 2008 will be entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the enclosed proxy card. Regardless of the number of shares you own, your vote is important. Please act today.

Your attention is directed to the attached Proxy Statement for more complete information regarding the matters to be acted upon at the Meeting.

By Order of the Board of Directors,

/s/ WANDA D. PITTS, Secretary

April 21, 2008

IMPORTANT: Whether or not you plan to attend the Meeting, please complete, sign, date, and return the enclosed proxy in the postage paid envelope provided. The giving of the proxy will not affect your right to vote at the Meeting if the proxy is revoked as set forth in the attached Proxy Statement.

i

SOUTHEASTERN BANKING CORPORATION

1010 North Way Street

Darien, Georgia 31305

912.437.4141

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 14, 2008

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Southeastern Banking Corporation (the “Company”) in connection with the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at Southeastern Bank, 15 Trade Street, Brunswick, Georgia, on Wednesday, May 14, 2008 at 3:00 p.m. or any adjournment or postponement thereof. This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about April 21, 2008.

All shares of the Company’s Common Stock, par value $1.25 per share (the “Common Stock”), represented at the Meeting by properly authorized proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the shareholder’s instructions. If no instructions are indicated, properly executed proxies will be voted FOR the proposals set forth in this Proxy Statement.

The Company does not know of any matters, other than described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will vote on such matters as the Board of Directors recommends.

A shareholder may revoke his or her proxy and change his or her vote at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by: (i) signing and returning another proxy with a later date; (ii) giving written notice of revocation of the shareholder’s proxy to the Secretary of the Company prior to the Meeting at the address below; or (iii) voting in person at the Meeting. Any written notice revoking a proxy should be delivered to Wanda D. Pitts, Secretary, Southeastern Banking Corporation, at P.O. Box 455, Darien, Georgia 31305, if by mail, and at 1010 North Way Street, Darien, Georgia 31305, if by courier. The presence of a shareholder at the Meeting will not automatically revoke such shareholder’s proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Shareholders of record at the close of business on April 2, 2008 will be entitled to one vote for each share then held. As of April 2, 2008, the Company had 3,178,331 shares of Common Stock outstanding. The Common Stock constitutes the only voting securities issued by the Company.

A majority of the shares entitled to vote constitutes a quorum at a meeting of the shareholders. If a quorum is present, the vote of a plurality of the votes cast by the shares entitled to vote is necessary for the election of directors. The presence of a quorum, either in person or by proxy, and the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting are required to take most other actions.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary voting power with respect to that item. Broker non-votes will not be considered for purposes of determining whether a quorum is present or affect the outcome of any proposals presented.

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 2, 2008 by: (i) each director, nominee, and executive officer (as defined below under “Executive Compensation”); (ii) all directors, nominees, and executive officers as a group; and (iii) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (“Principal Shareholder”). The Company believes that the individuals listed each have sole voting and investment power with respect to such shares, except as otherwise indicated in the footnotes to the table.

Unless otherwise indicated below, the business address of each beneficial owner of more than 5% of Common Stock is: c/o Southeastern Banking Corporation, P.O. Box 455, 1010 North Way Street, Darien, Georgia 31305.

	Shares Beneficially Owned
Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Ownership
Directors, Nominees, and Executive Officers:
Alyson G. Beasley(1)	826,919	26.02
Leslie H. Blair(2)	8,340	*
David H. Bluestein(3)	17,700	*
Cornelius P. Holland, III(4)	6,781	*
Alva J. Hopkins, III(5)	34,398	1.08
John C. Houser	100	*
A. Wade Strickland(6)	10,105	*
All directors, nominees, and executive officers as a group (7 persons)	904,343	28.45
Other Principal Shareholder(s):
William Downey(7)	183,414	5.77

*	Less than 1% of outstanding shares.
(1)	Includes 594,141 shares held in trust for the estate of Ms. Beasley’s father, 111,000 shares held in trust for the estate of Ms. Beasley’s mother, and 13,119 shares held in trust for the estate of Ms. Beasley’s grandmother. Also includes 34,566 shares held in trust for her uncle.
(2)	Includes 3,000 shares owned by Mr. Blair’s spouse, who has sole voting and investment power over such shares.
(3)	Includes 3,045 shares owned by Mr. Bluestein’s spouse, who has sole voting and investment power over such shares.
(4)	Includes 332 shares owned by Mr. Holland’s spouse, for which Mr. Holland disclaims beneficial ownership. Mr. Holland shares voting and investment power with respect to 280 shares.
(5)	Includes 1,980 shares owned by Mr. Hopkins’s spouse, who has sole voting and investment power over such shares.
(6)	Includes 2,565 shares owned by Mr. Strickland’s spouse, who has sole voting and investment power over such shares.
(7)	Includes 29,700 shares owned by Mr. Downey’s spouse, who has sole voting and investment power over such shares. Also includes 1,300 shares in a family-affiliated company of which Mr. Downey is manager. Mr. Downey’s business address is: c/o Golden Isles Realty Company, Inc., 330 Mallory Street, St. Simons Island, Georgia 31522. Mr. Downey serves as a consultant to the Company and received $2,800 for services rendered in 2007.

PROPOSALS ONE AND TWO - ELECTION OF DIRECTORS

A Board consisting initially of six directors will be elected at the Meeting for a one-year term or until their successors are elected and qualified. The Board has unanimously approved the nominees named below, all of whom are members of the current Board.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote for the election of the six nominees named. Although the Board anticipates that all nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee, or nominees, as the Board recommends. Except as disclosed in this Proxy Statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. Additionally, other than those nominees employed by the Company, all nominees are independent as defined by Rules of the National Association of Securities Dealers, Inc. (“NASD”). Transactions with directors and related persons are further discussed on page 16.

None of the nominees has been involved in legal proceedings related to bankruptcies, criminal proceedings, or securities law violations. All nominees have been engaged in their respective principal occupation and have been associated with their respective employers for the last five years.

The Board recommends that shareholders vote FOR all nominees.

Nominees for Directorship

The table below sets forth certain information with respect to each nominee for election to the Board:

Name and Principal Occupation	Age	Director Since
Alyson G. Beasley Vice President and Treasurer of the Company Controller, Southeastern Bank Treasurer, SBC Financial Services, Inc. (inactive)	40	1999

Leslie H. Blair Vice President, Gowen Timber Company, Inc.	68	1978

David H. Bluestein Retired, Bluestein’s Supermarket, Inc.	66	1984

Cornelius P. Holland, III President and Chief Executive Officer of the Company President and Chief Executive Officer, Southeastern Bank President, SBC Financial Services, Inc. (inactive)	52	1997

Alva J. Hopkins, III President, Toledo Manufacturing Company, Inc.	55	1978

A. Wade Strickland Cardiologist, Jones, Strickland & Certain	69	2005

All directors have served continuously since their respective election. There are no family relationships among the Director nominees or executive officers of the Company.

Approval is sought to increase the number of directors to nine by allowing the six elected directors to approve three additional directors to be elected at any time the Board deems it to be in the Company’s best interest to fill same. The Board recommends that shareholders vote FOR this proposal.

Meetings and Committees of the Board

The Board conducts its business through meetings of the Board and through the activities of its committees, including subsidiary Boards and committees. The Company’s Board regularly meets quarterly and other times as needed. During the year ended December 31, 2007, the Board held 5 meetings. All the Company’s directors attended at least 75% of the Board and committee meetings, including active subsidiary Board and committee meetings, on which they served.

The Executive Committee of the Board consists of Messrs. Bluestein, Holland, Hopkins and Ms. Beasley. This committee evaluates potential acquisitions and handles other Company matters on an as-needed basis. The Executive Committee did not hold any meetings during 2007.

The Board of Southeastern Bank, the Company’s bank subsidiary, meets monthly, and its Executive Committee, normally once a month. All members of the Company’s Board also serve on the Southeastern Bank Board of Directors. The Southeastern Bank Board held 12 meetings during 2007. Messrs. Blair, Bluestein, and Holland also serve on the Southeastern Bank Executive Committee. This committee primarily reviews and approves loans but is also empowered to act on other bank matters in the absence of the bank Board. The Southeastern Bank Executive Committee held 12 meetings in 2007.

Messrs. Hopkins and Bluestein and bank-only director Jerry W. Harper, all of whom are considered independent under NASD rules, serve on the joint Audit Committee of the Company and Southeastern Bank. The Audit Committee appoints, compensates, retains, and directly oversees the work of the Company’s independent auditor subject to shareholder ratification. The Audit Committee is charged with monitoring the integrity of the Company’s financial statements; the independence and qualifications of its independent auditor; the Company’s system of internal controls; the performance of the Company’s internal audit process and independent auditor; and the Company’s compliance with laws, regulations, and codes of conduct. The Audit Committee also resolves any disagreements between management and the auditors regarding financial reporting. It pre-approves all audit services and permitted non-audit services provided to the Company by its independent auditor. It also performs other related duties as defined in its written charter, a copy of which is located on the bank subsidiary website at www.southeasternbank.com. The Board has determined that Mr. Harper meets the definition of “Audit Committee financial expert” for the joint Committee as defined by the Securities and Exchange Commission’s rules and regulations. The “Audit Committee Report” on the Company’s financial statements for the year ended December 31, 2007 is located on page 15. The Audit Committee held 8 meetings in 2007.

The Compensation Committee of Southeastern Bank is responsible for approving the compensation arrangements for the Company’s executive officers. It is also responsible for oversight and administration of the 2006 Stock Option Plan, which was shareholder-approved in June 2007, and various other employee benefits. The current members of the Compensation Committee are Messrs. Bluestein, Holland, Hopkins, Strickland, and bank-only director Lawrence F. Jacobs. Mr. Holland is a non-voting member of the Committee. The Compensation Committee held 1 meeting during 2007.

The Nominating Committee advises the Board with respect to matters of Board composition and procedures. The committee does not have a charter formally governing the nomination process. To date, all director nominees have been identified by current directors or management. The Company has never engaged a third party to identify director candidates, and the Company has never received a proposed director candidate from a source outside the Company. However, the Board would consider any director candidate proposed in good faith by a shareholder of the Company. To do so, a shareholder should send the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Secretary of the Company. The Nominating Committee will evaluate candidates based on financial literacy, knowledge of the Company’s industry or other background relevant to the Company’s needs, status as a stakeholder in the Company, “independence” for purposes of compliance with the rules of the Securities and Exchange Commission (“SEC”) and NASD, and willingness, ability, and availability for service. Messrs. Blair, Bluestein, and Hopkins, all of whom are considered independent, are the current members of the Nominating Committee. During 2007, the Nominating Committee did not hold any meetings.

Messrs. Bluestein, Holland, and Ms. Beasley serve on the Board of SBC Financial Services, Inc., the Company’s subsidiary which formerly offered insurance agent and investment brokerage services but is now inactive. One meeting was held by the SBC Financial Services, Inc. Board in 2007.

The Company expects, but does not require, directors to attend the Annual Meeting of Shareholders. Last year, all directors except Strickland attended the Annual Meeting.

Director Compensation

The Board determines the amount and form of director compensation. Procedures regarding the determination of director compensation are similar to those used by the Compensation Committee for executive compensation.

The following table provides information concerning the compensation of directors for the most recent fiscal year. Except as noted below, all directors are paid at the same rate. The differences among directors in the table on page 6 result from additional compensation for chairing a committee as well as varying numbers of meetings attended and corresponding payments of meeting fees. Non-employee directors of the Company receive a fee of $700.00 per meeting. No fees are paid to members of committees appointed by the Company Board for their service on Company committees. Non-employee directors of Southeastern Bank are paid a director’s fee of $700.00 per month, and, if on the Executive Committee, an additional $450.00 per month. Audit Committee members are paid $225.00 for each meeting attended except for the Chairman and Vice Chairman of that Committee who are paid $275.00 for their attendance. Electronic Data Processing Committee, Compensation Committee, and Asset/Liability Committee members are paid $225.00 for each meeting attended. Non-employee directors of SBC Financial Services, Inc. are paid $100.00 per meeting attended.

No fees are paid to directors employed by the Company and its subsidiaries for their attendance at any Board or committee meetings. In 2007, two of the Company’s directors also served as employees of the bank subsidiary. Cornelius P. Holland, III served as President and CEO, and Alyson G. Beasley, as Vice President and Controller; their compensation is discussed in the Executive Compensation section of this Proxy Statement. Additionally, R. Lanier Miles, an Executive Vice President of Southeastern Bank, served on the bank subsidiary Board. In 2007, compensation for Mr. Miles totaled $56,247. This compensation consisted of a base salary of $48,543 and all other compensation of $7,704. Contributions to the Company’s profit-sharing plan, which includes a 401(k) match, comprised $7,086 of “all other compensation” and automobile use, $618, in 2007. Mr. Miles was not eligible to participate in the Company’s Annual Incentive Plan in 2007 due to his part-time status. The Annual Incentive Plan is more fully described in the Executive Compensation section of this Proxy Statement.

Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($)	All Other Compensation(2) ($)	Total ($)
Leslie H. Blair	$16,600	—	$16,600
David H. Bluestein	$19,850	—	$19,850
Alva J. Hopkins, III	$13,700	—	$13,700
A. Wade Strickland	$11,425	—	$11,425

(1)	Does not include employee directors. Amounts paid Mr. Holland and Ms. Beasley are reported in the Summary Compensation Table; amounts paid bank-only director Miles are reported in the narrative on page 5.
(2)	No non-employee director received perquisites or personal benefits in excess of $10,000 in 2007.

Corporate Governance

In addition to the discussion of director independence and other matters in the foregoing sections, refer to “Corporate Governance” from Part II and “Executive Compensation” from Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for more details on the Company’s corporate governance practices.

Shareholder Communications with Directors

Shareholders wishing to contact the Board or a specified director or committee of the Board should send correspondence to the Secretary of Southeastern Banking Corporation, P.O. Box 455, Darien, Georgia 31305. All communications so received from shareholders or other interested parties will be forwarded to the members of the Board, or to a specific Board member or committee if so designated by such person. Anyone who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman.

EXECUTIVE COMPENSATION

Executive Officers

Executive officers are elected annually by the Board. The table below sets forth the name of each executive officer of the Company and its subsidiaries as of December 31, 2007 and the principal positions and offices each holds with the Company. Unless otherwise indicated, each of these officers has served as an executive officer of the Company or its subsidiaries for at least five years.

Name	Information about Executive Officers
Cornelius P. Holland, III	President and Chief Executive Officer (the “CEO”) of the Company. Mr. Holland is also Chairman, CEO, and President of Southeastern Bank and SBC Financial Services, Inc.

John C. Houser	Executive Vice President of Southeastern Bank since January 2007 with operational and lending oversight of all bank locations. From July 2004 – December 2006, Mr. Houser served as Senior Vice President and chief credit officer. Prior to July 2004, Mr. Houser was Vice President – Commercial Sales Manager of AmSouth Bank, Birmingham, Alabama. Mr. Houser was appointed an executive officer of Southeastern Bank in January 2005. Mr. Houser is 44.

Alyson G. Beasley	Vice President and Treasurer of the Company. Ms. Beasley is also Controller and Assistant Secretary of Southeastern Bank with responsibility for various finance-related functions and Treasurer of SBC Financial Services, Inc.

Compensation Committee Processes and Procedures

All executive compensation is paid by the bank subsidiary. Accordingly, decisions regarding the compensation of executive officers are made by the Compensation Committee of Southeastern Bank, which is referenced in this section as the Committee. Specifically, the Committee has strategic and administrative responsibility for a broad range of issues, including ensuring that key management employees are compensated effectively and in a manner consistent with stated compensation strategy. The Committee also oversees certain other employee benefits. The bank Board appoints each member of the Committee and has determined that each member other than Mr. Holland is an independent director under NASD rules. Mr. Holland serves as a non-voting member of the Committee and does not participate in decisions regarding his personal compensation; all decisions relating to the CEO’s compensation are made by the Committee in executive session, without management present.

The Committee’s policy is to review executive officer compensation at least annually. The Committee conducts these reviews to ensure that senior management compensation is consistent with its compensation philosophies, Company and personal performance, changes in market practices, changes in an individual’s responsibilities, and inflation. At the Committee’s first regular meeting each year, which is typically held in January or February, the Committee makes a more specific review which focuses on performance for the most recent fiscal year. From time to time, the Committee may hire a third party consultant to advise it on executive compensation and benefit programs. The Committee has the authority to hire and fire any consultant and engage other advisors.

In determining the amount of executive officer compensation each year, the Committee reviews competitive market data from the banking industry as a whole and Georgia financial institutions within its asset size specifically. The Committee makes specific compensation decisions based on such data, Company performance, and individual performance and circumstance. With regard to formula-based incentives, the Committee develops performance targets using management’s internal business plan, industry and market conditions, and other factors.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Committee sets total compensation for the Company’s executive officers, including the CEO, by evaluating all elements of compensation on an annual basis. This evaluation includes:

•	Evaluation of cash compensation;

•	Review of trigger (minimum), target, and superior (maximum) payout levels under bonus plan;

•	Assessment of stock-based compensation plan;

•	Consideration of the value of benefit plans;

•	Comparisons to compensation packages provided to executive officers by comparable banks, to gain perspective and context;

•	Analysis of whether compensation is aligned with the interests of shareholders;

•	Consideration of the value of any special benefits and perquisites; and

•	Consideration of the tax deductibility and accounting implications of executive compensation, as needed.

Based on this evaluation, the Committee has concluded that the total compensation package is reasonable and appropriately designed to attract, retain, and motivate the Company’s executive officers. Although approved by the shareholders at the Annual Meeting in June 2007, no awards were granted under the 2006 Stock Option Plan in 2007. The Committee has approved option awards for 2008 and expects stock-based compensation to become an important component of total compensation going forward. The Committee and the Board believe that stock-based compensation will better align the interest of executive and other senior officers with the long-term interests of shareholders.

Executive Compensation Philosophy

The Company has designed a compensation framework to drive financial performance and increase shareholder value. The principles of this framework include:

•	Pay should align with performance.

•	Pay should be competitive with the marketplace.

•	Pay should be at risk to align with shareholder return.

Objectives of Executive Compensation

The objectives of the Company’s executive compensation program are to:

•	Attract and retain quality leadership;

•	Encourage improvement in individual and business performance; and

•	Recognize the importance of improving shareholder value.

Decisions Regarding Composition of Total Compensation

The Company provides a mix of pay elements to align executive incentives with shareholder value. The compensation program has historically focused primarily on short-term compensation; however, as discussed on the preceding page, long-term compensation, including stock options, is expected to become an important part of compensation in the future. Stock options will better align executives’ interests with shareholders’ interest and maintain focus on the Company’s long-term performance. The use of stock options will subject our executives to downside risk related to the Company’s performance and thus affect their overall compensation. Currently, CEO compensation is allocated as follows:

Base Salary: Ranges from approximately 60% to 84% of total direct compensation

Short-Term Incentives: Range from approximately 16% to 40% of total direct compensation

For the other executive officers, compensation is currently allocated as follows:

Base Salaries: Range from approximately 79% to 90% of total direct compensation

Short-Term Incentives: Range from approximately 10% to 21% of total direct compensation

“Total direct compensation” means base salaries plus short-term incentives. In 2008 and future years, long-term incentives will be included.

Executive Compensation Program Overview

Historically, the three primary components of the executive compensation program have been:

•	Base salary;

•	Annual cash incentives; and

•	Benefits.

Long-term incentives, which include option awards under the 2006 Stock Option Plan, are expected to comprise 5 – 10% of total compensation in 2008.

A brief description of these components and related programs follows:

1.	Base Salary

Base salaries are paid to attract and retain talented executives. The level of base salary paid depends mostly on an executive’s experience, duties, and scope of responsibility. The Committee uses annual base salary adjustments to reflect an individual’s performance and/or changed responsibilities. Base salary is generally targeted at peer median to be competitive. Additionally, incentive compensation and retirement benefits are generally related to an executive’s base compensation; for example, annual cash incentives are calculated as a percent of the executive’s base salary.

Base salaries represent a larger proportion of total compensation at lower executive levels, but at the CEO level is progressively replaced with larger variable compensation opportunities.

2.	Annual Cash Incentives

The Company uses annual cash incentives (the “Annual Incentive Plan” or “AIP”) to drive achievement of its annual performance goals. The current AIP, which was implemented in 2005, focuses on the achievement of annual financial goals with awards paid in cash. The AIP is designed to:

•	Support the Company’s strategic business objectives;

•	Promote the attainment of specific financial goals;

•	Reward achievement of specific performance objectives; and

•	Encourage teamwork.

The size of an executive’s AIP award is influenced by the scope of the executive’s responsibilities, market practices, and individual performance. The Committee generally targets annual bonus at market median practice for expected levels of performance, with upside opportunities for superior performance. All executive and other officers participate in the AIP. Awards earned under the AIP are contingent upon employment from April 1 through December 31 of each year.

The ultimate amount paid to an executive under the AIP is a function of four variables:

•	The executive’s level of participation;

•	The AIP goals established by the Committee for the executive;

•	The payout amounts established by the Committee which correspond to trigger, target, and superior levels of performance; and

•	The Committee’s determination of the extent to which the goals were met.

The Committee initially denominates AIP awards as a percentage of an executive’s salary. The percentage represents the final AIP payout to the executive assuming AIP goals are achieved at the target level of performance. The actual amount paid under the AIP depends upon performance and can vary as discussed below.

Next, the Committee establishes financial and/or non-financial performance measures for each participant. For Mr. Holland, AIP performance measures for 2007 were a blend of 75% corporate performance and 25% individual performance; the higher weighting accorded corporate performance results from the substantial impact Mr. Holland has on the achievement of those measures yet recognizes the substantial impact of other measures in a community banking environment. For Mr. Houser, AIP measures for 2007 were a blend of 70% corporate performance and 30% individual performance; he had personal responsibility for the success of the Company’s lending function. AIP measures for Ms. Beasley were a blend of 40% corporate performance and 60% individual performance.

With respect to corporate performance measures, AIP in 2007 were based primarily on return on average assets, loan/deposit growth, loan quality, and stock price performance. No changes are expected in the corporate performance measures for 2008. The performance goals for 2008 and later years may be expanded to include other financial measures as selected by the Committee.

The Committee sets target performance measures in January or February of each year based largely on management’s confidential business plan for the coming year, which typically includes planned revenue growth, asset growth, and profit improvement as well as various non-financial goals. The Committee also sets trigger and superior performance benchmarks. Superior award targets reflect ambitious goals which can be attained only when business results are exceptional, thus justifying the higher award payments. Mr. Houser was the only executive to attain the maximum awards in 2006 and 2007. Similarly, minimum award or trigger performance targets are set sufficiently high that executives may fail to reach the minimum performance target, resulting in no payments under the AIP, although all executives have attained minimum performance since implementation of the current AIP three years ago. For 2007, the Committee determined that all executives achieved at least target payouts, and in 2006, at least trigger payouts.

Actual payouts under AIP depend on the level at which the performance measures are achieved. Overall achievement at the target level results in a final award payout equal to the target incentive award payment – which approximates 20% of base salary for Mr. Holland and 15% for the other executives. Actual performance at the trigger performance level results in a final award payment equal to 80% of the target amount for Mr. Holland and 67% of the target award amount for the other executives; performance below the trigger performance level results in no award payment. Actual performance above the target performance benchmark produces an award greater than the target award, up to 200% of the target award for Mr. Holland and 140% of the target award for the other executives. The Committee has the discretion to award a slightly higher percentage for performance that exceeds trigger or target but does not meet the next highest award level. Additionally, under the AIP formula, the CEO has a merit pool that can be used to reward performance of his direct reports; no executive received more than $8,500 from the merit pool in 2006 or 2007. The CEO is not eligible for participation in the merit pool.

As a final step, the Committee assesses actual performance relative to pre-set goals and, thus, determines the amount of any final award payment. In determining final awards and evaluating personal performance, the Committee considers adjusted GAAP net income and other corporate performance measures for unplanned, unusual, or non-recurring items of gain or expense.

3.	Benefits

A. Profit-Sharing Plan

The Company maintains an Employee Profit-Sharing Plan (the “Profit-Sharing Plan”) with 401(k) features to provide a tax-advantaged savings vehicle for its employees. The Company makes matching contributions to the Profit-Sharing Plan to encourage employees to save money for their retirement. The Profit-Sharing Plan, and the Company’s contributions to it, enhance the range of benefits the Company offers executives and the Company’s ability to attract and retain employees.

Under the terms of the Profit-Sharing Plan, the Company will match an employee’s contribution in an amount equal to a discretionary percentage of the employee’s contribution as determined each year. In 2007, the Company matched up to 6% of eligible pay on a dollar-for-dollar basis. In 2008, the Company will again match up to 6% of eligible pay. Matching contributions vest to the employee when made by the Company. Any additional profit-sharing contributions are allocated to participants based on compensation and years of service; these contributions vest equally over a five-year period after the employee reaches two years of service. Immediate vesting applies when employment is terminated due to normal retirement at age 65 or later, disability, or death. All contributions are immediately eligible for investment by participants. The Company established its matching contributions by reference to market and historical practices.

B. Perquisites and Other Benefits

Perquisites and other benefits represent a nominal part of the Company’s overall compensation package and are offered only after consideration of business need. The primary perquisite offered to senior management is membership in golf or social clubs for the entertainment of clients and prospective clients. The Company reviews such perquisites and other benefits annually.

C. Post-Termination Compensation

1. Retirement Plans. The Company maintains a defined contribution plan that encourages participants to set aside part of their current earnings to provide for their retirement. This Profit-Sharing Plan is described under Item 3A on page 10.

2. Change in Control Agreements. The Company does not currently have any change-in-control agreements or employment contracts with any of its executive officers.

4.	Long-Term Incentives

The Company’s 2006 Stock Option Plan, which was shareholder-approved in June 2007, permits the grant of stock options to employees covering up to 150,000 shares of common stock. Any options granted will generally have an exercise price equal to the fair market value of the Company’s stock on the grant date and vest based on four years of continuous service. These options will have ten-year contractual terms and expire if not exercised. Although no options were granted during 2007, the Committee has approved option awards for 2008 and expects stock-based compensation to become an integral part of total compensation going forward. The Company believes that long-term incentives, such as these stock options, reward long-term decision-making by management and cement management’s ties to the Company.

Recent Changes in the Executive Compensation Program

In 2005, a compensation consultant hired by the Committee performed a comprehensive review of all executive programs and recommended specific program improvements or changes to ensure that the Company’s programs were competitive and effective. Results of this study indicated that pay levels and practices were generally competitive but missing deferred or other long-term incentives. Shareholders approved a stock option plan for executives and other employees at the last Annual Meeting that addresses this particular shortcoming. The approved stock option plan is described under Item 4 above. The Committee has planned another comprehensive review during 2008.

In 2005, the Committee also redesigned the AIP to more closely align incentive awards with officer performance and better measure individual contribution to the Company’s overall success. Additionally, in 2005, the Company assigned a salary grade based on job function and responsibility to each employment position. The salary grade results in a minimum and maximum pay range for each job position. The Company developed its initial salary grades based on the Compensation and Benefits Survey conducted by the Georgia Bankers Association and Matthews, Young – Management Consulting. The salary grades, which can vary by market area, are reviewed annually by the Company’s Human Resources department and adjusted periodically for competitive and other reasons. The AIP will be re-evaluated in conjunction with the executive program review planned for 2008.

Other Guidelines and Procedures Affecting Executive Compensation

Role of Executive Officers in Determining Executive Compensation. The Committee oversees the administration of executive compensation plans, including the design, performance measures, and award opportunities, and certain employee benefits. The Committee has the authority to determine, and approves all compensation and awards, including option awards, to the CEO and other executive officers. Additionally, the Committee annually reviews the general elements of compensation for all non-executive officers. The CEO assists in the review of other executive officers and direct reports by providing performance and market data pertinent to the compensation decision for these officers.

Share Ownership and Share Retention Guidelines. All directors of the bank subsidiary must own at least 800 shares of Company stock in accordance with state law. No other share ownership or retention guidelines currently apply to directors or executive officers of the Company or its subsidiaries. The Company believes that significant share ownership by directors and executive officers can be a contributing factor to superior long-term corporate performance. The Company believes the 2006 Stock Option Plan will increase the share ownership of its executive and other officers, thereby increasing their stake in the Company.

Tax Considerations

Currently, all compensation paid to the Company’s executive officers is tax deductible.

Summary

In summary, the Company believes this mix of salary, variable cash incentives, and equity ownership via the 2006 Stock Option Plan motivates its management team to produce strong returns for shareholders.

Report of the Compensation Committee on the Compensation Discussion and Analysis

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Submitted by the Compensation Committee of Southeastern Bank:

A. Wade Strickland, Chairman

David H. Bluestein

Alva J. Hopkins, III

Cornelius P. Holland, III (non-voting member)

Lawrence F. Jacobs (bank-only director)

EXECUTIVE COMPENSATION TABLES

Summary of Cash and Certain Other Compensation and Other Payments to Executive Officers

The following sections provide a summary of cash and certain other amounts the Company paid its executive officers for the year ended December 31, 2007. Unless otherwise noted, the information in the Summary Compensation Table generally pertains to executive officers for the year ended December 31, 2007. The compensation disclosed below is presented in accordance with SEC regulations, which require, in some cases, inclusion of amounts paid in prior years and amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as permanent disability or a change in control of the Company.

The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. This section should be read in conjunction with the Compensation Discussion and Analysis previously presented.

2007 Summary Compensation Table

The following table provides information concerning the compensation of executive officers for the most recently completed fiscal year.

In the column “Salary,” the amount of base salary paid to each executive officer during the fiscal year is disclosed.

In the column “Non-Equity Incentive Plan Compensation,” earnings pursuant to awards under the AIP are disclosed. The AIP awards are annual awards, and payments for these awards are based on the achievement of financial results measured as of December 31 of each fiscal year; accordingly, the amount paid for AIP corresponds to the fiscal year for which the award was earned although payment of the award was made after the end of such fiscal year.

In the column “All Other Compensation,” the aggregate value of the following compensation is disclosed:

•	Perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000;

•	Company contributions to the Profit-Sharing Plan – both vested and unvested; and

•	Any supplemental life insurance premiums paid during the year for the benefit of an executive officer.

No amounts are presented for group life, hospitalization, and disability plans that do not discriminate in scope, terms, or operation in favor of executive officers and that are generally available to all salaried employees.

Lastly, no amounts are presented for stock or option awards since the Company’s compensation package did not include these elements in 2007.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Cornelius P. Holland, III President and Chief Executive Officer of the Company	2007 2006	$255,231 247,700	$62,000 39,744	$25,452 32,445	$342,683 319,889

John C. Houser (1) Executive Vice President of Southeastern Bank	2007 2006	$158,002 135,447	$41,101 35,560	$20,125 15,990	$219,228 186,997

Alyson G. Beasley Vice President and Treasurer of the Company	2007 2006	$117,503 113,529	$25,710 20,078	$12,456 13,998	$155,669 147,605

(1)	Mr. Houser served as Senior Vice President of Southeastern Bank from July 2004 – December 2006. Effective January 2007, Mr. Houser became an Executive Vice President of Southeastern Bank. Refer to earlier sections of this Proxy Statement for more details on this position.
(2)	Comprises AIP payouts for 2006 and 2007 performance.
(3)	“All other compensation” includes the following perquisites, personal benefits, and other compensation in 2007:

	Perquisites and Personal Benefits			Other Compensation
Name	Club Membership	Personal Use of Company Car(A)	Other	Profit-Sharing Plan Contribution(B)	Executive Life Insurance(C)
Cornelius P. Holland, III	—	$3,083	$322	$20,907	$1,140
John C. Houser	$2,400	$2,046	$252	$14,347	$1,080
Alyson G. Beasley	—	—	$352	$11,472	$632

(A)	In accordance with SEC regulations, the Company reports use of corporate automobiles by executive officers as a perquisite or other personal benefit unless such use is generally available on a non-discriminatory basis to all employees or is integrally and directly related to the performance of the executive’s duties. The amounts reported are consistent with this standard. SEC rules require that such use be reported at the Company’s aggregate incremental cost which the Company equivocated to the automobile benefit included in the executive’s W-2 for the last fiscal year.
(B)	The amount shown includes matching and additional contributions to the Profit-Sharing Plan as discussed in other sections of this Proxy Statement.
(C)	Executive and other senior officers are entitled to a $100,000 executive life insurance policy. This column includes the premium associated with this policy.

Potential Payments Upon Termination or Change in Control

The table below summarizes the estimated payments to be made to executive officers at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or a constructive termination. However, in accordance with SEC regulations, an amount to be provided to an executive officer that does not discriminate in scope, terms, or operation in favor of executive officers and which is generally available to all salaried employees is not reported.

Severance. The Company does not currently have any change-in-control agreements or employment contracts with any of its executive officers. Post-termination payments of salary or severance would be provided only under the Company’s broad-based severance practice in the event of a workforce reduction or other termination without cause. To date, the Company has never implemented a workforce reduction.

Retirement Plan. Presently, employees become vested in matching contributions made to the 401(k) component of the Profit-Sharing Plan immediately. Employees are fully vested in any additional (i.e. non-401(k) component) contributions after six years of service. Mr. Holland and Ms. Beasley are fully vested in their profit-sharing benefits. The profit-sharing benefits are not enhanced based on the circumstances regarding termination; however, immediate vesting applies when employment is terminated due to normal retirement at age 65 or later, disability, or death. Accelerated vesting would not result merely from a change in control. The amount reported in the table below reflects only the enhancement to these benefits in such circumstance. Additional information regarding the Profit-Sharing Plan is located in the Compensation Discussion and Analysis.

Long-Term Incentives and Other Benefits. As of December 31, 2007, the Company did not have any long-term incentives or other benefits reportable in the table below.

Executive Benefits and Payments upon Termination	Voluntary Termination	Involuntary Not for Cause Termination	For Cause Termination	Involuntary Termination	Death	Disability
Cornelius P. Holland, III
Severance	—	—	—	—	—	—
Retirement Plan	—	—	—	—	—	—
John C. Houser
Severance	—	—	—	—	—	—
Retirement Plan(A)	—	—	—	—	$11,972	$11,972
Alyson G. Beasley
Severance	—	—	—	—	—	—
Retirement Plan	—	—	—	—	—	—

(A)	Mr. Houser would become 100% vested in his current retirement plan balances due to disability or death. The amount shown does not include any forfeiture reallocations or earnings assumptions. Life-to-date contributions were used to determine the accelerated vesting benefit.

PROPOSAL THREE- APPOINTMENT OF AUDITORS

Subject to approval by a majority of the shares represented at the Meeting, the Audit Committee shall be given authority to appoint the auditors of the Company for 2008. The Audit Committee’s decision is based on a review of the qualifications, independence, past performance, and quality controls of the auditor. The Committee also considers audit continuity, proposed audit scope, staffing and approach, and estimated fees. The Board expects that the Audit Committee will appoint Mauldin & Jenkins, LLC (“M&J”) as the Company’s independent auditors for 2008. Services provided to the Company and its subsidiaries by Mauldin & Jenkins for the fiscal year ended December 31, 2007 included the examination of the Company’s consolidated financial statements, review of quarterly reports, and limited scope audit of the Company’s profit-sharing plan. M&J has audited the Company’s financial statements for the last five years. No representatives from M&J are expected to attend the Meeting.

The Board recommends that shareholders vote FOR the appointment of independent auditors by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board has oversight responsibility for the Company’s financial reporting process and the quality of its financial reporting. In connection with the December 31, 2007 financial statements, the Audit Committee:

1)	Reviewed and discussed the audited financial statements with management, who represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles;

2)	Discussed with M&J the matters required by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees);

3)	Received the written independence disclosures from M&J required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), and discussed with M&J their independence; and

4)	Discussed with M&J the quality of the Company’s financial reporting.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

Submitted by the Audit Committee:

Alva J. Hopkins, III, Chairman

David H. Bluestein

Jerry W. Harper (bank-only director)

The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future document filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

AUDIT FEES AND RELATED MATTERS

Audit and Non-Audit Fees

M&J billed the Company for the following services during the years ended December 31, 2007 and 2006:

	Years Ended December 31
	2007(4)	2006
Audit Fees(1)	$89,000	$88,500
Audit-Related Fees(2)	11,490	14,800
Tax Fees(3)	8,500	—

Total Fees	$108,900	$103,300

(1)	Audit of the annual consolidated financial statements and review of interim financial statements included in quarterly reports filed with the SEC.
(2)	Employee benefit plan audit and Audit Committee training presentation.
(3)	Preparation of federal and state income tax returns and consultation related to same.
(4)	Includes all fees known to us through April 14, 2008.

Audit Committee Policy for Pre-Approval of Independent Auditor Services

All of the services provided by the independent auditors in 2007 and 2006 were pre-approved by the Audit Committee, which concluded that the provision of such services was not incompatible with M&J’s independence. Consistent with its charter, the Audit Committee is required to pre-approve all audit and non-audit services provided by the independent auditors. The committee may delegate its pre-approval responsibility to a single member of the committee, provided that pre-approval decisions made by any such committee member is presented to the full committee at its next scheduled meeting. This responsibility has been delegated to the Chairman of the committee.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Compensation Committee Interlocks and Insider Participation

Mr. Holland, who is currently CEO of the Company and its two subsidiaries, served as a non-voting member of the Compensation Committee during 2007.

During 2007, the Company’s bank subsidiary engaged in customary banking transactions and had outstanding loans to certain directors, executive officers, principal shareholders, and their affiliates, including members of immediate families, of the Company and its subsidiaries. These loans were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Such persons are expected to continue these transactions in the future. Additionally, in the ordinary course of business, the Company buys goods and services from directors who are not employees. Purchases of goods and services from directors were not material during 2007.

Transactions with Related Persons, Promoters, and Certain Control Persons

The Company does not consider credit relationships with directors and/or their affiliates to impair such director’s independence as long as the terms of the credit relationship are similar to other comparable borrowers. The Company uses Federal Reserve Regulation O (“Regulation O”) to determine whether extensions of credit are consistent with a director’s independence. Regulation O requires insider loans to be made on substantially the same terms, including interest rates and collateral, and follow credit-underwriting procedures that are no less stringent than those prevailing at the same time for comparable transactions with other persons. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred. The Board must review any credit to a director or his or her related interests that has become “criticized” (i.e., nonaccrual, past due, restructured, or a potential problem as defined by applicable regulation) in order to determine the impact that such classification has on the director’s independence.

Additionally, the Company does not consider independent a director who serves as an executive officer of a company to which credit has been extended unless such credit meets the substantive requirements of Regulation O. The Company does not consider independent any director who is an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in excess of 2% of such director’s company’s consolidated gross revenues in any fiscal year.

Policies and Procedures for Approval of Related Party Transactions

The Company recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance of decisions contrary to the best interests of the Company and its shareholders. To address these concerns, the Board has adopted a formal, written policy with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which the Company participates and a related party has a direct or indirect material interest, other than (1) transactions available to all employees or customers generally; (2) transactions involving less than $120,000 when aggregated with all similar transactions; or (3) loans made by the Company in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unrelated persons, and not involving more than normal risk of collectibility or presenting other unfavorable features.

Under the policy, any related party transaction must be reported to the Secretary and may be consummated or continued only if (i) the bank Executive Committee approves or ratifies such transaction and the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party; (ii) the transaction involves compensation that has been approved by the Compensation Committee; or (iii) the transaction has been approved by the disinterested members of the Board. The bank Executive Committee may approve or ratify the related party transaction only if the transaction is in the Company’s best interests.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”), requires the Company’s directors, executive officers, and persons who own 10% or more of the Company’s Common Stock to file reports of ownership and changes in ownership with the SEC. To the Company’s knowledge, based solely on a review of the copies of Section 16(a) reports furnished to the Company during fiscal year 2007, all directors, executive officers, and 10% shareholders complied with all Section 16(a) filing requirements.

ADDITIONAL INFORMATION

Shareholder Proposals

In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s principal administrative office no later than December 22, 2008. Shareholder proposals should be delivered to the Corporate Secretary of Southeastern Banking Corporation at P.O. Box 455, Darien, Georgia 31305, if by mail, and at 1010 North Way Street, Darien, Georgia 31305, if by courier. Any such proposal shall be subject to the requirements of the proxy rules adopted under SEC rules and regulations and, as with any shareholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s Articles of Incorporation and Bylaws as well as Georgia law. Under the proxy rules, in the event that the Company receives notice of a shareholder proposal to take action at the next annual meeting that is not submitted for inclusion in the Company’s proxy materials, or is submitted for inclusion but is properly excluded from such proxy materials, the persons named in the form of proxy sent by the Company to its shareholders will vote on such proposal as the Board recommends without any discussion of the proposal in the 2009 Proxy Statement if notice of the proposal is not received at the principal administrative office of the Company by March 7, 2009.

Proxy Solicitation

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Common Stock. In addition to solicitation by mail, directors, officers, and other employees of the Company may solicit proxies personally or by telephone, without additional compensation. The Company may also retain the services of a proxy solicitation firm, whose fees and expenses would be paid by the Company, although the Company has no present intention to retain any such firm.

Incorporation by Reference

The following document or portions thereof is incorporated by reference: “Corporate Governance” from Part II and “Executive Compensation” from Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Other Matters

The Board knows of no other matters which will be brought before the Meeting. If other matters are properly introduced, the persons named in the enclosed proxy will vote on such matters as the Board recommends.

By Order of the Board of Directors,

/s/ WANDA D. PITTS, Secretary

April 21, 2008

SOUTHEASTERN BANKING CORPORATION
PROXY

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2008

THIS PROXY IS SOLICITED

BY THE BOARD OF DIRECTORS.

The undersigned, revoking previous proxies, hereby appoints Cornelius P. Holland, III and Alyson G. Beasley, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Southeastern Banking Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”) to be held at Southeastern Bank, 15 Trade Street, Brunswick, Georgia on Wednesday, May 14, 2008 at 3:00 p.m. local time or any adjournment or postponement thereof, upon the matters described below and in the accompanying Proxy Statement dated April 21, 2008, and upon any other business that may properly come before the Meeting or any adjournment or postponement thereof.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above	Co-holder (if any) sign above)

		For All Nominees	Withhold Authority	For All Except
1.	PROPOSAL TO ELECT AS DIRECTORS:	☐	☐	☐

Alyson G. Beasley, Leslie H. Blair, David H. Bluestein, Cornelius P. Holland, III, Alva J. Hopkins, III, A. Wade Strickland

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line below.

		For	Against	Abstain
2.	PROPOSAL TO SET THE NUMBER OF DIRECTORS AT 9.	☐	☐	☐

3.	PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS BY THE AUDIT COMMITTEE.	☐	☐	☐

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Pursuant to the Proxy Statement, said proxies are directed to vote as indicated on this Proxy and otherwise as the Board of Directors recommends with respect to any other business that may properly come before the Meeting or any adjournment or postponement thereof. By executing this Proxy, I acknowledge receipt of the Notice of Meeting, the accompanying Proxy Statement, and the Company’s 2007 Form 10-K.

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